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                                                                   Exhibit 10.16

                                 PROMISSORY NOTE

$150,000                                       Minneapolis, Minnesota
                                               March 15, 2001


For value received, the undersigned, Joseph P. Micatrotto (the "Borrower"), promises to pay to the order of BUCA, Inc., a Minnesota corporation (the "Lender"), at 1300 Nicollet Mall, Suite 5003, Minneapolis, Minnesota 55403, or at such other place as the Lender may from time to time designate to the undersigned in writing, in lawful money of the United States of America, the principal sum of One Hundred Fifty Thousand Dollars ($150,000), together with interest on the outstanding unpaid principal balance, as provided below.

1. Interest. Interest shall accrue on the principal sum due hereunder from the date hereof at the rate of 8% per annum.

2. Repayment. Borrower shall repay to Lender the principal sum outstanding hereunder, plus accrued interest, two years from the date hereof. This Promissory Note may be prepaid at any time, in whole or in part, without the prior written consent of Lender and without prepayment premium or penalty, upon prior written notice to Lender. All interest accrued on the principal amount being prepaid shall be paid at the time of such prepayment.

3. Default. An Event of Default shall be deemed to have occurred under this Promissory Note if Borrower shall fail to pay when due any amount of principal or interest due hereunder. In the case of any of (i) an Event of Default, (ii) the death of Borrower, or (iii) the termination of Borrower's employment with Lender, then Lender may, at its option by written notice to Borrower, declare immediately due and payable the unpaid principal balance due hereunder and interest accrued thereon. The Lender may take any action or proceeding at law or in equity which Lender deems advisable to collect and enforce payment of all amounts due under this Promissory Note, whether by reason of maturity of such amounts or acceleration thereof pursuant to an Event of Default. In addition, and not by way of limitation, in case of an Event of Default, the Borrower hereby expressly consents to the offset by Lender of any payments due Borrower from Lender in an amount equal to all amounts due under this Promissory Note, whether by reason of maturity of such amounts or acceleration thereof pursuant to an Event of Default. The Borrower shall pay all expenses, court costs and reasonable attorneys' fees which may be incurred in connection with the enforcement or collection of any amounts due under this Promissory Note or which otherwise may result out of any Event of Default.

4. Survival. The obligations of Borrower under this Promissory Note shall be binding upon Borrower's heirs, successors and assigns and the rights of Lender of this Promissory Note shall inure to the benefit of Lender's successors and assigns; provided nothing herein shall permit Borrower to assign his obligations under this Promissory Note.

5. Waiver. No delay or omission on the part of Lender in exercising any right hereunder shall operate as a waiver of such right or of any other remedy under this Promissory Note. A waiver on any one occasion shall not be construed as a waiver of any such right or remedy on a future occasion. Borrower hereby waives presentment, protest, notice of non-payment, dishonor and notice of dishonor.

6. Governing Law. This Promissory Note is issued and shall be governed by the internal laws of the State of Minnesota.


                                              /s/ Joseph P. Micatrotto
                                              -------------------------------
                                              Joseph P. Micatrotto